Exhibit 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K ofa Oncologix Tech, Inc., of our report dated December 5, 2014 on our audit of the financial statements of Oncologix Tech, Inc as of August 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the years ended August 31, 2014 and 2013, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

December 5, 2014